                                                                    EXHIBIT 99.2




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   ----------
                                    FORM 11-K
                                   ----------




                                  ANNUAL REPORT



                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934


                      For the Year Ended December 31, 1997





                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN




                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

ITEM 1.  CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and to facilitate the merger of the National Bank of Arizona Savings and Retirement Plan and the Rio Salado Bancorp. Inc. Retirement Plan into the Plan. No changes were made in the Plan during the year 1997.

ITEM 2.  CHANGES IN INVESTMENT POLICY

During 1997 the Plan increased the number of investment fund types it maintains from four to nine. The separate types of investment funds maintained by the Plan are as follows: (I) Company securities, which consists of Company common stock and short-term investments pending the acquisition of Company securities; (ii) Accessor Growth Portfolio, which seeks capital growth by investing primarily in companies and industries from the 500 U.S. issuers with the largest market capitalization and well-established records of growth in profits and earnings;
(iii) Accessor Value and Income Portfolio, which seeks a high level of current income and capital growth by investing primarily in companies and industries from the 500 U.S. issuers with the largest market capitalization and attractive valuation levels; (iv) Accessor Small to Mid Cap Portfolio which seeks capital growth by investing primarily in equity securities of small-to-medium-sized companies with high growth potential; (v) Accessor International Equity Portfolio which seeks the growth of capital by investing primarily in equity securities of companies domiciled in countries other than the United States;
(vi) Accessor Intermediate Fixed-Income Portfolio which seeks the generation of current income by investing in fixed-income securities; (vii) Accessor Short-Intermediate Fixed-Income Portfolio which seeks preservation of capital and generation of current income by investing primarily in fixed-income securities, including government bonds, corporate bonds and mortgage-backed securities; (viii) Accessor Mortgage Securities Portfolio which seeks a high level of current income by investing in mortgage-related securities; and (ix) U.S. Government Money Portfolio which seeks maximum current income consistent with the preservation of principal and liquidity, investing primarily in short-term obligations issued by or guaranteed by the U.S. Government, its agencies or instrumentalities.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4.  PARTICIPATING EMPLOYEES

There were 3,240 participating employees in the Plan on December 31, 1997.

ITEM 5.  ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of six persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

            Member                                Position - Company
---------------------------       --------------------------------------------------------------
Clark B. Hinckley, Chairman       Senior Vice President of Zions Bancorporation

Harris H. Simmons                 President and Chief Executive Officer of Zions Bancorporation

Dale M. Gibbons                   Executive Vice President of Zions Bancorporation

Peter K. Ellison                  Executive Vice President of Zions First National Bank

W. David Hemingway                Executive Vice President of Zions Bancorporation

Richard G. Crandall               Vice President of Zions First National Bank

Russell W. Miller                 President of Zions Insurance Agency, Inc.

         The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

ITEM 6.  CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main, Suite 1380, Salt Lake City, Utah 84111 is the custodian and trustee.

(b)      The custodian and trustee receive no compensation from the Plan.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8.  INVESTMENT OF FUNDS

As elected by participants, approximately seventy-eight percent of the assets of the Plan are invested in securities of the Company, and approximately twenty percent in Accessor Funds.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements

         Independent Auditors' Report

         Statements of Net Assets Available for Benefits - December 31, 1997 and
           1996

         Statements of Changes in Net Assets Available for Benefits - Years ended December 31, 1997, 1996, and 1995

              Notes to Financial Statements

              Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)      Exhibits - None

                          Independent Auditors' Report



The Trust Committee
Zions Bancorporation Employee
   Investment Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held For Investment Purposes and Reportable Transactions for the year ended December 31, 1997, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                           KPMG Peat Marwick LLP

March 13, 1998

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1997 and 1996



                                                                         1997            1996
                                                                    ------------     ------------
Assets:
     Cash                                                           $    101,589           23,258
     Investments, at market value:
        Zions Bancorporation common stock (approximate cost
           $17,287,725 in 1997 and $12,542,694 in 1996)               83,746,551       48,439,248
        Fidelity mutual fund (approximate cost of $-0- in 1997
           and $8,098,504 in 1996)                                            --        8,316,142
        Money market fund                                                     --        4,682,245
        Fixed income fund (approximate cost of $-0- in 1997
           and $1,078,544 in 1996)                                            --        1,067,450
        Accessor funds (approximate cost of $21,575,897 in 1997
           and $-0- in 1996)                                          21,787,158               --
        Short-term investments                                            34,522           58,356
                                                                    ------------     ------------
                                                                     105,669,820       62,586,699
     Contributions receivable:
        Employees                                                         35,855           18,581
        Zions Bancorporation                                               6,737            3,883
     Participant loans receivable                                      1,581,233        1,366,918
     Dividends receivable                                                221,478          647,356
     Interest receivable                                                   3,227           20,340
     Wires receivable                                                     10,679               --
                                                                    ------------     ------------
               Total assets                                          107,529,029       64,643,777
Liabilities:
     Accounts payable                                                     40,483               --
     Excess contribution refunds                                              --          145,645
                                                                    ------------     ------------
               Total liabilities                                          40,483          145,645
                                                                    ------------     ------------
Net assets available for benefits                                   $107,488,546       64,498,132
                                                                    ============     ============




See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1997, 1996, and 1995



                                                                1997             1996             1995
                                                            ------------     ------------     ------------
Additions to net assets attributed to:
     Investment income:
        Net appreciation in market value of investments     $ 36,818,202       11,544,479       22,676,536
        Dividends                                              3,053,076          732,045          826,171
        Capital gain distributions                                    --          560,791          645,849
        Interest                                                 279,067          361,768          312,332
                                                            ------------     ------------     ------------
                                                              40,150,345       13,199,083       24,460,888
                                                            ------------     ------------     ------------
     Contributions:
        Employees                                              2,715,037        2,049,269        1,639,255
        Zions Bancorporation                                     543,577          430,015          341,868
        Plan rollovers:
               Nonaffiliated plans                             4,132,145          342,799        1,050,327
               Affiliated plan                                        --          183,050               --
                                                            ------------     ------------     ------------
                                                               7,390,759        3,005,133        3,031,450
                                                            ------------     ------------     ------------

                     Total additions                          47,541,104       16,204,216       27,492,338
Deductions from net assets attributed to
     benefits paid directly to participants                    4,550,690        3,337,348        4,562,431
                                                            ------------     ------------     ------------

                     Net increase                             42,990,414       12,866,868       22,929,907
Net assets available for benefits:
     Beginning of year                                        64,498,132       51,631,264       28,701,357
                                                            ------------     ------------     ------------
     End of year                                            $107,488,546       64,498,132       51,631,264
                                                            ============     ============     ============



See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1997, 1996, and 1995



(1)      Description of the Plan

         (a)  General

              Zions Bancorporation Employee Investment Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under a pretax salary reduction (deferral) arrangement and, if employees so elect, an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

       (b)    Eligibility

              Participation in the Plan is voluntary. An employee is eligible to become a participant on January 1 or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. At December 31, 1997 and 1996, there were 3,240 and 1,647 participants, respectively, in the Plan.

       (c)    Employee and Company Contributions

              Participants may elect to contribute one to fifteen percent of their compensation to the Employee Investment Savings Plan, limited by participant contributions made to the Zions Bancorporation Employee Stock Savings Plan. The Company contributes an amount equal to 25 percent of the contribution made by each participant up to ten percent of their compensation with no match made on contributions in excess thereof. The maximum amount a participant may contribute to the Plan in a calendar year is the lesser of fifteen percent of their compensation, or $9,500 for 1997.

       (d)    Allocation of Income or Loss

              Investment income is allocated to each participant's account in proportion to the investment shares held in that participant's account to the total investment shares held in the Plan.

       (e)    Vesting and Payment of Benefits

              Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier, subject to certain restrictions. Benefits are paid in shares of stock and/or cash pursuant to the nature of the investment vehicle selected by the participant.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements


       (f)    Investment Options

              As of December 31, 1997, the Plan maintains two separate types of investment funds: (i) Company securities, which consist of Company stock; and (ii) Accessor Funds, which invests primarily in a diversified portfolio of U.S. common stocks, government, mortgage, and corporate bonds, and other short-term investments. During 1997 Fidelity mutual fund, money market fund, and fixed income fund investment options were replaced with the Accessor Funds, which contain eight investment options.

       (g)    Participant Loans

              Beginning October 1, 1992, a participant who is an active employee may apply for and obtain a loan of up to 50 percent of the eligible amounts in their account. Loan terms may not exceed five years and must be secured by the participant's account. Loan repayment is made through payroll deduction.


(2)    Summary of Significant Accounting Policies

       The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

       (a)    Basis of Presentation

              The Plan's financial statements are presented on the accrual basis of accounting.

              In preparing the financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of net assets available for benefits and additions to and deductions from net assets for the period. Actual results could differ from those estimates.

       (b)    Investments

              Investments in common stock of Zions Bancorporation, Fidelity mutual fund, and fixed income fund shares are carried at market value in the accompanying financial statements. The investments in the money market fund and short-term investments represent cash equivalents. Purchases and sales of investments are recorded on a settlement-date basis, which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

       (c)    Cost of Administration

              All costs of administration are absorbed by the Company.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(3)    Income Taxes

       The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has not been amended since receiving the determination letter.


(4)    Investments

       The investments in common stock of the Company and the Fidelity mutual fund, consist of 1,845,654 and 1,863,048 shares and -0- and 377,320 shares at December 31, 1997 and 1996, respectively. The investment in the fixed income fund consists of -0- and 50,855 shares and the investment in the Accessor Funds consists of 3,460,159 and -0- shares at December 31, 1997 and 1996, respectively.

       The net appreciation in market value for each of the years in the three-year period ended December 31, 1997, in comparison to the market value at the beginning of each year is as follows:

                  Investment                                     1997              1996               1995
                                                             ------------      ------------      ------------
         Zions Bancorporation common stock                   $ 35,955,118        11,090,943        21,983,923
         Fidelity mutual fund                                   2,009,330           478,254           625,633
         Fixed income fund                                         10,674           (24,718)           66,980
         Accessor fund                                         (1,156,920)               --                --
                                                             ------------      ------------      ------------
                        Net appreciation in market value     $ 36,818,202        11,544,479        22,676,536
                                                             ============      ============      ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements



(5)    Financial Information by Fund Type

       Financial information by fund type as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, are as follows:

           Statement of Net Assets Available for Benefits by Fund Type
                                December 31, 1997


                                                             Zions
                                                            Bancorp-
                                                            oration          Partici-
                                                             common            pant        Accessor
                                                             stock            loans          funds           Total
                                                          -----------     -----------     -----------     -----------
         Assets:
              Cash                                        $        39          47,005          54,545         101,589
              Investments, at market value:
                    Zions Bancorporation common stock      83,746,551              --              --      83,746,551
                    Accessor fund                                  --                      21,787,158      21,787,158
                    Short-term investments                     34,522              --              --          34,522
                                                          -----------     -----------     -----------     -----------
                                                           83,781,112          47,005      21,841,703     105,669,820

              Contributions receivable:
                    Employees                                  15,626              --          20,229          35,855
                    Zions Bancorporation                        3,049              --           3,688           6,737
              Participant loans receivable                         --       1,581,233              --       1,581,233
              Dividends receivable                            221,478              --              --         221,478
              Interest receivable                                 818           2,409              --           3,227
              Wires receivable                                     --                          10,679          10,679
                                                          -----------       ---------      ----------     -----------

                        Total assets                       84,022,083       1,630,647      21,876,299     107,529,029

         Liabilities  - accounts payable                       21,847           1,810          16,826          40,483
                                                          -----------       ---------      ----------     -----------

         Net assets available for benefits                $84,000,236       1,628,837      21,859,473     107,488,546
                                                          ===========     ===========     ===========     ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements


(5)    Financial Information by Fund Type (continued)

           Statement of Net Assets Available for Benefits by Fund Type
                                December 31, 1996

                                            Zions
                                           Bancorp-
                                           oration         Fidelity                                         Partici-
                                           common           mutual          Money          Fixed            pant
                                           stock             fund           market         income           loans          Total
                                         -----------     -----------     -----------    -----------     -----------     -----------
   Assets:
     Cash                                $    20,157              --              --             --           3,101          23,258
     Investments, at market value:
           Zions Bancorporation
               common stock               48,439,248              --              --             --              --      48,439,248
           Fidelity mutual fund                   --       8,316,142              --             --              --       8,316,142
           Money market fund                      --              --       4,682,245             --              --       4,682,245
           Fixed income fund                      --              --              --      1,067,450              --       1,067,450
           Short-term investments             33,112          23,166              --          2,078              --          58,356
                                         -----------     -----------     -----------    -----------     -----------     -----------

                                          48,472,360       8,339,308       4,682,245      1,069,528              --      62,563,441

     Contributions receivable:
           Employees                           5,442           8,986           2,195          1,958              --          18,581
           Zions Bancorporation                1,112           1,911             508            352              --           3,883
     Participant loans receivable                 --              --              --             --       1,366,918       1,366,918
     Dividends receivable                         --         647,356              --             --              --         647,356
     Interest receivable                          86             127          20,098             29              --          20,340
                                         -----------     -----------     -----------    -----------     -----------     -----------

               Total assets               48,499,157       8,997,688       4,705,046      1,071,867       1,370,019      64,643,777

Liabilities-excess contribution refunds       54,658          59,471          24,887          6,629              --         145,645

                                         -----------     -----------     -----------    -----------     -----------     -----------


Net assets available for benefits        $48,444,499       8,938,217       4,680,159      1,065,238       1,370,019      64,498,132
                                         ===========     ===========     ===========    ===========     ===========     ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements


(5)    Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1997


                                                   Zions
                                                  Bancorp-
                                                  oration        Fidelity                                              Partici-
                                                  common          mutual             Money              Fixed             pant
                                                  stock            fund              market             income           loans
                                              ------------      ------------      ------------      ------------      ------------
    Additions to net assets
       attributed to:
      Investment income:
           Net appreciation
               (depreciation) in
              market value of
              investments                     $ 35,955,118         2,009,330                --            10,674                --
           Dividends                             1,081,318                --                --            39,451                --
           Interest                                  6,377               665           137,608               721           132,316
                                              ------------      ------------      ------------      ------------      ------------

                                                37,042,813         2,009,995           137,608            50,846           132,316
                                              ------------      ------------      ------------      ------------      ------------

     Contributions:
        Employees                                1,209,640           597,263           137,829            65,191                --
        Zions Bancorporation                       256,049           129,112            12,726            11,954                --
        Plan rollovers                           1,559,859           102,668            38,611            39,018                --
                                              ------------      ------------      ------------      ------------      ------------

                                                 3,025,548           829,043           189,166           116,163                --
                                              ------------      ------------      ------------      ------------      ------------

     Principal loan payments                       455,302            74,763            42,000             3,000          (716,095)
                                              ------------      ------------      ------------      ------------      ------------

               Total additions                  40,523,663         2,913,801           368,774           170,009          (583,779)

Deductions from net assets attributed to:
        Benefits paid directly to
           participants                          3,069,345           242,982           199,921            51,330            99,474
        Loans disbursed                            552,521           169,997            69,472                --          (942,071)
                                              ------------      ------------      ------------      ------------      ------------

               Total deductions                  3,621,866           412,979           269,393            51,330          (842,597)
                                              ------------      ------------      ------------      ------------      ------------

Interfund transfers                             (1,346,059)      (11,439,039)       (4,779,540)       (1,183,917)               --
                                              ------------      ------------      ------------      ------------      ------------

               Net increase
                  (decrease)                    35,555,738        (8,938,217)       (4,680,159)       (1,065,238)          258,818

Net assets available for benefits:
        Beginning of year                       48,444,499         8,938,217         4,680,159         1,065,238         1,370,019
                                              ------------      ------------      ------------      ------------      ------------
        End of year                           $ 84,000,237                --                --                --         1,628,837
                                              ============      ============      ============      ============      ============







                                                 Accessor
                                                   funds*          Total
                                               ------------      ------------
    Additions to net assets
       attributed to:
      Investment income:
           Net appreciation
               (depreciation) in
              market value of
              investments                        (1,156,920)       36,818,202
           Dividends                              1,932,307         3,053,076
           Interest                                   1,380           279,067
                                               ------------      ------------

                                                    776,767        40,150,345
                                               ------------      ------------

     Contributions:
        Employees                                   705,114         2,715,037
        Zions Bancorporation                        133,736           543,577
        Plan rollovers                            2,391,989         4,132,145
                                               ------------      ------------

                                                  3,230,839         7,390,759
                                               ------------      ------------

     Principal loan payments                        141,030                --
                                               ------------      ------------

               Total additions                    4,148,636        47,541,104

Deductions from net assets attributed to:
        Benefits paid directly to
           participants                             887,638         4,550,690
        Loans disbursed                             150,081                --
                                               ------------      ------------

               Total deductions                   1,037,719         4,550,690
                                               ------------      ------------

Interfund transfers                              18,748,555                --
                                               ------------      ------------

               Net increase
                  (decrease)                     21,859,472        42,990,414

Net assets available for benefits:
        Beginning of year                                --        64,498,132
                                               ------------      ------------
        End of year                              21,859,472       107,488,546
                                               ============      ============



















*   Accessor funds shown in detail at note 6.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements

(5)    Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1996


                                                   Zions
                                                   Bancorp-
                                                   oration          Fidelity                                           Partici-
                                                   common            mutual           Money            Fixed             pant
                                                   stock             funds            market           income            loans
                                                ------------      ------------     ------------     ------------      ------------
Additions to net assets attributed to:
     Investment income:
        Net appreciation (depreciation) in
           market value of investments          $ 11,090,943           478,254               --          (24,718)               --
        Dividends                                    581,303            75,331               --           75,411                --
        Capital gain distributions                        --           560,791               --               --                --
        Interest                                       1,972             1,695          222,032              456           135,613
                                                ------------      ------------     ------------     ------------      ------------
                                                  11,674,218         1,116,071          222,032           51,149           135,613
                                                ------------      ------------     ------------     ------------      ------------

     Contributions:
        Employees                                    829,922           898,971          220,000          100,376                --
        Zions Bancorporation                         172,015           188,689           51,176           18,135                --
        Plan rollovers                               250,017            80,839           15,152          179,841                --
                                                ------------      ------------     ------------     ------------      ------------
                                                   1,251,954         1,168,499          286,328          298,352                --
                                                ------------      ------------     ------------     ------------      ------------
Principal loan payments                              462,897           119,887          131,170           25,426          (739,380)
                                                ------------      ------------     ------------     ------------      ------------

                  Total additions                 13,389,069         2,404,457          639,530          374,927          (603,767)
Deductions from net assets attributed to:
     Benefits paid directly to participants        2,332,669           453,309          317,861          137,634            95,875
     Loans disbursed                                 465,087           179,736           81,083           11,244          (737,150)
                                                ------------      ------------     ------------     ------------      ------------

                  Total deductions                 2,797,756           633,045          398,944          148,878          (641,275)
                                                ------------      ------------     ------------     ------------      ------------

Interfund transfers                                 (313,598)          499,516           69,855         (255,773)               --
                                                ------------      ------------     ------------     ------------      ------------

                  Net increase (decrease)         10,277,715         2,270,928          310,441          (29,724)           37,508
Net assets available for benefits:
     Beginning of year                            38,166,784         6,667,289        4,369,718        1,094,962         1,332,511
                                                ------------      ------------     ------------     ------------      ------------

     End of year                                $ 48,444,499         8,938,217        4,680,159        1,065,238         1,370,019
                                                ============      ============     ============     ============      ============



                                                     Total
                                                  ------------
Additions to net assets attributed to:
     Investment income:
        Net appreciation (depreciation) in
           market value of investments              11,544,479
        Dividends                                      732,045
        Capital gain distributions                     560,791
        Interest                                       361,768
                                                  ------------
                                                    13,199,083
                                                  ------------

     Contributions:
        Employees                                    2,049,269
        Zions Bancorporation                           430,015
        Plan rollovers                                 525,849
                                                  ------------
                                                     3,005,133
                                                  ------------
Principal loan payments                                     --
                                                  ------------

                  Total additions                   16,204,216
Deductions from net assets attributed to:
     Benefits paid directly to participants          3,337,348
     Loans disbursed                                        --
                                                  ------------

                  Total deductions                   3,337,348
                                                  ------------

Interfund transfers                                         --
                                                  ------------

                  Net increase (decrease)           12,866,868
Net assets available for benefits:
     Beginning of year                              51,631,264
                                                  ------------

     End of year                                    64,498,132
                                                  ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements


(5)    Financial Information by Fund Type (continued)


     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1995


                                                    Zions
                                                   Bancorp-
                                                   oraton          Fidelity
                                                   common           mutual            Money             Fixed        Participant
                                                    stock            fund             market            income           loans
                                                ------------      ------------     ------------     ------------     ------------
Additions to net assets attributed to:
     Investment income:
        Net appreciation in market value of
           investments                          $ 21,983,923           625,633               --           66,980               --
        Dividends                                    690,743            83,833               --           51,595               --
        Capital gain distributions                        --           645,183               --              666               --
        Interest                                      70,994            12,278          226,088            2,972               --
                                                ------------      ------------     ------------     ------------     ------------

                                                  22,745,660         1,366,927          226,088          122,213               --
                                                ------------      ------------     ------------     ------------     ------------
     Contributions:
        Employees                                    630,280           698,809          231,990           78,176               --
        Zions Bancorporation                         126,185           148,775           54,166           12,742               --
        Plan rollovers                               598,919           164,479          260,825           26,104               --
                                                ------------      ------------     ------------     ------------     ------------

                                                   1,355,384         1,012,063          546,981          117,022               --
                                                ------------      ------------     ------------     ------------     ------------

     Principal loan payments                         527,843            60,499           96,658           10,522         (695,522)
                                                ------------      ------------     ------------     ------------     ------------

               Total additions                    24,628,887         2,439,489          869,727          249,757         (695,522)

Deductions from net assets attributed to:
     Benefits paid directly to participants        2,793,649           787,468          846,207          135,107               --
     Loans disbursed                                 327,738           135,213          126,318           12,750         (602,019)
                                                ------------      ------------     ------------     ------------     ------------

               Total deductions                    3,121,387           922,681          972,525          147,857         (602,019)
                                                ------------      ------------     ------------     ------------     ------------
Interfund transfers                               (1,984,548)          762,242          839,181          383,125               --
                                                ------------      ------------     ------------     ------------     ------------

               Net increase (decrease)            19,522,952         2,279,050          736,383          485,025          (93,503)

Net assets available for benefits:
     Beginning of year                            18,643,832         4,388,239        3,633,335          609,937        1,426,014
                                                ------------      ------------     ------------     ------------     ------------

     End of year                                $ 38,166,784         6,667,289        4,369,718        1,094,962        1,332,511
                                                ============      ============     ============     ============     ============




                                                       Total
                                                   ------------
Additions to net assets attributed to:
     Investment income:
        Net appreciation in market value of
           investments                               22,676,536
        Dividends                                       826,171
        Capital gain distributions                      645,849
        Interest                                        312,332
                                                   ------------

                                                     24,460,888
                                                   ------------
     Contributions:
        Employees                                     1,639,255
        Zions Bancorporation                            341,868
        Plan rollovers                                1,050,327
                                                   ------------

                                                      3,031,450
                                                   ------------

     Principal loan payments                                 --
                                                   ------------

               Total additions                       27,492,338

Deductions from net assets attributed to:
     Benefits paid directly to participants           4,562,431
     Loans disbursed                                         --
                                                   ------------

               Total deductions                       4,562,431
                                                   ------------
Interfund transfers                                          --
                                                   ------------

               Net increase (decrease)               22,929,907

Net assets available for benefits:
     Beginning of year                               28,701,357
                                                   ------------

     End of year                                     51,631,264
                                                   ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                         Notes to Financial Statements


(6)    Financial Information by Accessor Funds Investment Option



          Statement of Changes in Accessor Funds Net Assets Available
                       for Benefits by Investment Option
                          Year ended December 31, 1997




                                                                                                             Inter-
                                                              Value                         Inter-           mediate
                                                               and           Small to      national          fixed         Mortgage
                                                Growth        income          mid-cap       equity           income       securities
                                              ----------     ----------     ----------     ----------      ----------     ----------
Additions to net assets
   attributed to:
     Investment income                        $  118,302        220,511        394,169       (157,230)         17,908        110,284
     Contributions                               652,443        465,441        575,766        454,634         175,634        421,771
     Principal loan
        payments                                  36,217         16,821         26,259         22,879           3,549         11,886
                                              ----------     ----------     ----------     ----------      ----------     ----------

               Total
                  additions                      806,962        702,773        996,194        320,283         197,091        543,941

Deductions from net assets attributed to:
        Benefits paid
           directly to
           participants                          108,867         31,295         47,247         44,652          13,516         33,046
        Loans disbursed                           38,541         17,901         27,944         24,347           3,777         12,649
                                              ----------     ----------     ----------     ----------      ----------     ----------

               Total deductions
                                                 147,408         49,196         75,191         68,999          17,293         45,695
                                              ----------     ----------     ----------     ----------      ----------     ----------

Interfund transfers                            3,620,877      2,732,600      3,192,599      2,477,724       1,047,455      2,572,749
                                              ----------     ----------     ----------     ----------      ----------     ----------

               Net increase                    4,280,431      3,386,177      4,113,602      2,729,008       1,227,253      3,070,995

Net assets available for benefits:
        Beginning of year                             --             --             --             --              --             --
                                              ----------     ----------     ----------     ----------      ----------     ----------

        End of year                           $4,280,431      3,386,177      4,113,602      2,729,008       1,227,253      3,070,995
                                              ==========     ==========     ==========     ==========      ==========     ==========




                                                  Short-
                                                  term          Fidelity
                                                  inter-          U.S.
                                                  mediate        govern-
                                                   fixed           ment
                                                   income        reserves         Total
                                                 ----------     ----------     ----------
Additions to net assets
   attributed to:
     Investment income                               18,387         54,436        776,767
     Contributions                                   91,294        393,856      3,230,839
     Principal loan
        payments                                      2,411         21,008        141,030
                                                 ----------     ----------     ----------

               Total
                  additions                         112,092        469,300      4,148,636

Deductions from net assets attributed to:
        Benefits paid
           directly to
           participants                                 730        608,285        887,638
        Loans disbursed                               2,566         22,356        150,081
                                                 ----------     ----------     ----------

               Total deductions
                                                      3,296        630,641      1,037,719
                                                 ----------     ----------     ----------

Interfund transfers                                 532,988      2,571,563     18,748,555
                                                 ----------     ----------     ----------

               Net increase                         641,784      2,410,222     21,859,472

Net assets available for benefits:
        Beginning of year                                --             --             --
                                                 ----------     ----------     ----------

        End of year                                 641,784      2,410,222     21,859,472
                                                 ==========     ==========     ==========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN


           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1997



          Shares/                                                               Approxi-
        Units held                        Description                           mate cost       Market value
     ----------------  ----------------------------------------------------   ------------      -------------
*   1,845,654          Zions Bancorporation common stock, without par value   $ 46,246,903         83,746,551
    3,460,159          Accessor Funds                                           21,575,897         21,787,158
                                                                              -----------        ------------
                                                                                67,822,800        105,533,709

                       Short-term investments                                       34,522             34,522
                                                                              ------------       ------------
                                                                              $ 67,857,322        105,568,231
                                                                              ============        ===========

* Party in interest

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1997



                                                                Shares
                                                               purchased       Cost
                                                               ----------    ----------
Purchase of investments -
     Zions Bancorporation common stock, without par value        155,848     $6,679,057
     Short-term investment fund                                7,811,654      7,811,654


                                                                 Units                       Selling
                                                              distributed       Cost          price            Net gain
                                                              -----------       ----          -----            --------
Distribution of investments -
     Zions Bancorporation common stock, without par value         96,477     $2,873,309      4,471,941      1,598,632
     Fidelity Disciplined Equity Fund                            467,032      9,493,266     12,394,759      2,901,493
     Zions Bancorporation money market account                 5,621,301      5,621,301      5,621,301             --
     Short-term investment fund                                7,810,244      7,810,244      7,810,244             --